UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2008

NorthWestern Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10499 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
3010 W. 69th Street Sioux Falls, South Dakota (Address of principal executive offices)		57108 (Zip Code)
(605) 978-2900 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 3, 2008, NorthWestern Corporation issued a press release announcing that it has applied to list its common stock, par value $.01 per share (the “Common Stock”), on the New York Stock Exchange (the “NYSE”) under the new symbol “NWE”. Subject to the approval by the NYSE of NorthWestern Corporation’s listing application, NorthWestern Corporation expects that the Common Stock will begin trading on the NYSE on May 1, 2008.

Also, on April 3, 2008, NorthWestern Corporation informed the NASDAQ Stock Market that NorthWestern Corporation (1) intends to transfer its listing to the NYSE, and (2) plans to request that the NASDAQ Stock Market cease listing of the Common Stock effective at the close of the market on April 30, 2008. Until that time, NorthWestern Corporation will continue to trade on the NASDAQ Global Select Market under the symbol “NWEC”. NorthWestern Corporation’s Board of Directors has approved the transfer to the NYSE.

The press release announcing the filing of NorthWestern Corporation’s application to list the Common Stock on the NYSE is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	Press Release dated April 3, 2008

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

By:	________________________________________
Thomas J. Knapp
Vice President, General Counsel and Corporate Secretary

Date: April 3, 2008

Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	Press Release dated April 3, 2008

* filed herewith

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